UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 23, 2010

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 though 8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Establishment of 2010 Cash Incentive Plan

On March 23, 2010, the Compensation Committee of Rimage Corporation (the “Company”) approved and the Board of Directors ratified the establishment of the Company’s cash incentive program for 2010 (the “2010 Incentive Plan”) and set the bonus opportunities under the 2010 Incentive Plan for the Company’s executive officers: Sherman L. Black, President and Chief Executive Officer; Samir Mittal, Senior Vice President and Chief Technology Officer; and Robert M. Wolf, Chief Financial Officer.

Under the 2010 Incentive Plan, the Compensation Committee determined minimum, target and maximum quarterly and annual performance goals.  The performance goals are weighted such that 15% of the bonus opportunity depends upon achievement of the quarterly performance goals for each of the four fiscal quarters of 2010 and 40% of the bonus opportunity depends upon achievement of performance goals for the 2010 fiscal year. The quarterly and annual performance goals relate to sales and operating income as a percentage of sales in the form of matrices for each period of incrementally increasing sales and incrementally increasing operating income as a percentage of sales.  Under the matrices, the maximum bonus that may be achieved for any period by any participant will not exceed two times his or her bonus at the target level, even if financial performance exceeds the maximum for the performance goals.  Further, no bonus amounts will be earned by any participant for a quarter or for the year if the minimum goals for that period are not achieved.  All bonuses earned in 2010 will be paid in the beginning of 2011 and an executive officer must be employed by the Company as of the date of the payout in order to receive any bonus earned during the year.

The Compensation Committee also approved the cash bonuses that executive officers may earn under the 2010 Incentive Plan based upon percentages of their respective salaries.  The following table shows the bonus amounts as a percentage of salary that will be earned by the executive officers under the 2010 Incentive Plan upon the Company’s achievement of the target and maximum goals relating to sales and operating income, assuming achievement at the target or maximum level for each quarter and for the year.  Under the matrices associated with the 2010 Incentive Plan, achievement of the performance goals at less than target level will result in a decreasing bonus until the achievement fails to meet the minimum performance goals, at which point the participant is entitled to no bonus.

Executive Officer and Title	Bonus Opportunity Under 2010 Incentive Plan As a Percentage of Base Salary
	Target Goals Achieved	Maximum Goals Achieved
Sherman L. Black Chief Executive Officer	60%	120%

Samir Mittal Senior Vice President and Chief Technology Officer	50%	100%

Robert M. Wolf Chief Financial Officer	50%	100%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date:   March 29, 2010